Exhibit 10.9
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                               EMPLOYMENT CONTRACT



     AGREEMENT made the 1st day of November, 2006


B E T W E E N:


                              Richard J. Smith, of the City of Toronto in the Province of Ontario

                              (the "Employee")

                              - and -


                              Northern Ethanol, Inc., a corporation incorporated under the laws of Delaware

                             ("Northern" or the "Company")

     RECITALS:

     WHEREAS the Employee is an experienced financial executive;

     AND WHEREAS Northern wishes to employ the Employee as its Chief Financial Officer;

     AND WHEREAS the Employee is willing to be employed by Northern and render such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained and of other good and valuable consideration, the parties agree with one another as follows:


1. INTERPRETATION

1.1 Definitions

     In this Agreement, unless there is something in the subject matter or context inconsistent therewith,

     "Act" means the Employment Standards Act of Ontario as the same may be amended or restated, or any comparable successor legislation;

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     "affiliate" and "subsidiary" shall have the respective meanings ascribed to such terms by the Business Corporations Act (Ontario) on the date hereof;

     "Business Day" means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in Toronto, Ontario;

     "Change in Control" comprises a change in the Company's ownership, its effective control, or the ownership of a substantial portion of its assets. A change in ownership can occur if a single individual acquires more than 50% of the Company's capital stock. A change in effective control occurs when a person or group acquires 20% or more of the total voting power of the Company's capital stock, or a majority of the Company's board is replaced by directors whose election was not endorsed by a majority of the previously incumbent directors. A change in the ownership of a substantial portion of the assets occurs if, during a 12-month period, a person acquires from the Company assets that have a fair market value of at least one-third of the Company's assets.

     "Confidential Information" includes, but is not limited to: any information, know-how, data, patent, copyright, Intangible Property, trade secret, process, technique, program, design or formula; any marketing, advertising, financial, commercial, sales or programming matter; any customer or supplier lists or pricing information; any confidential information of customers, suppliers or any other parties to whom the Company has obligations of confidentiality; any budget, plan, model or analysis; any written materials, compositions, drawings, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas or concepts; any other data including the terms and conditions of any completed or potential transaction; and any of the forgoing derived in whole or in part from Confidential Information whether in oral, written, graphic, electronic, or any other form or medium whatsoever, of the Company or relating to the Company that may be disclosed to, or in the possession of, the Employee in connection with his employment hereunder. The term "Confidential Information" shall not include the following:

     (i) information which is now or which hereafter becomes publicly known or available through no negligent act or failure on the part of the Employee, whether through breach of this Agreement or otherwise; or

     (ii) information which the Employee is by law, order of a Court of competent jurisdiction, or other legal compulsion required to disclose (provided, that information shall continue to constitute Confidential Information is subject to a protective order or other

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          action  of the  Court or the  parties  to the  proceeding  in order to protect the confidentiality thereof);

     "including" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

     "Intangible Property" means all discoveries, inventions, improvements, techniques, concepts and ideas, whether patentable or not, know-how and similar intangible property made, discovered, conceived, invented or improved by the Employee during the term of his employment hereunder, whether alone or with others and whether during regular working hours and through the use of the facilities and property of the Company or any affiliate or otherwise, in any way relating to the Company; and

     "Person" includes an individual,  corporation,  partnership, joint venture,
     trust,   unincorporated   organization,   the   Crown  or  any   agency  or
     instrumentality thereof or any other entity recognized by law.

1.2 Headings

     The division of this Agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and shall not be considered part of this Agreement. References to a paragraph or a subparagraph are to the corresponding paragraph or subparagraph of this Agreement.

1.3 Number and Gender

     In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4 Currency

     In this Agreement, all financial amounts are in Canadian Dollars.


2. EMPLOYMENT

     The Company agrees to employ the Employee and the Employee accepts such employment on and subject to the terms of this agreement. The Employee shall be the Chief Financial Officer and shall have the duties and responsibilities set out in Section 3.

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3. DUTIES AND RESPONSIBILITIES

     So long as this agreement continues in full force and effect, the Employee shall

     (a)  devote his energies to the business and affairs of NORTHERN;

     (b)  well and faithfully serve NORTHERN; and

     (c) use his best efforts, skills and abilities to promote the interests of NORTHERN.

          The Employee's duties and responsibilities shall also include:

          (i)  business development services; and

          (ii) generally providing such services as are required to carry out the financial affairs of a company with operations and assets similar to Northern.

     The Employee shall also perform such other tasks and duties related to the foregoing as may from time to time be determined by the Board of Directors or such person as the Chief Executive Officer may designate. The Employee shall, in carrying out the obligations under this agreement, report directly to the Chief Executive Officer, or such person as the Board of Directors may designate. The Employee shall work based out of the Company's offices in Toronto, Ontario.

     The Employee acknowledges that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the Company. The Employee acknowledges that this paragraph constitutes an agreement to work such hours where such agreement is required by applicable legislation.

     The Employee shall also submit to such medical and other examinations and provide such samples as are reasonably necessary to obtain key man life insurance on his life.


4. CONFIDENTIAL INFORMATION

     The Employee acknowledges that during the course of his employment with the Company, the Employee will acquire Confidential Information. Confidential Information is the exclusive property of the Company. Further, the Employee acknowledges that the Company's business and Northern depend significantly upon maintaining the confidentiality of Confidential Information. In partial consideration for the Employee's employment hereunder, the Employee covenants and agrees that he shall not, at any time during the term of his employment by the Company or thereafter, until such information becomes part of the public domain, reveal, divulge or make known to any persons or entity (other than the Company and its duly authorized Employees) or use for his own or any other's benefit, or to the detriment of the

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Company, the Confidential Information or his knowledge of any of the business or financial affairs of Northern, which during or after his employment pursuant hereto is made known to the Employee.


5. INVENTIONS AND DISCOVERIES

     The Employee agrees to fully and freely (and without expense to the Company during the Term) communicate to the Company, and the Employee assigns to the Company, all Intangible Property. All Intangible Property shall be the sole and exclusive property of the Company and, upon its request at any time or from time to time during the term or after the termination of the Employee's employment, the Employee shall deliver to the Company all designs, drawings, sketches, models, prototypes, notes and other data and records relating to the Intangible Property, that may be in his possession or otherwise available to him. The Employee agrees that he will at all times (both during the continuance of his employment hereunder and at all times thereafter provided the Company pays for all reasonable and approved expenses related thereto) take all action and execute and file all such documents to assist the Company or its assignees in every way to protect the rights of the Company or its assignees under this paragraph and to vest in the Company or its assignees the entire right, title, interest and benefits (including without limitation patent and copyright rights) in and to any and all of the Intangible Property. The Employee shall not (either during the continuance of his employment hereunder or at any time thereafter) disclose any of the Intangible Property to any person, firm or company or use any of the Intangible Property for his own purposes, to the detriment of the Company or for any purpose other than those of the Company and its affiliates. Without limiting the foregoing, Employee recognizes and understands that Employee's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Employee shall be done as "work made for hire as defined and used in the United States Copyright Act of 1976, 17 U.S.C. ss. et seq.". In the event of publication of such materials, Employee understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright.


6. VACATION

     The Employee shall be entitled to 4 weeks of paid vacation per year to be taken at such times as agreed to by the parties. Any unused vacation shall accrue to the following year up to a maximum of ten days.


7. EXPENSES

     The Company shall reimburse the Employee on a monthly basis upon receipt of a true, complete and accurate monthly expense report with supporting invoices and other documentation, for all traveling and other direct out-of-pocket expenses actually and properly incurred by him in connection with the performance of

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his duties hereunder. With the exception of expenses related to business travel, any single expense over $500.00 and any monthly expenses over $2,000.00 in the aggregate shall only be paid or reimbursed by the Company if they have been approved by the Company in advance of their incurrence. In addition, the Company agrees to pay the Employee a car allowance in the amount of $800.00 per month by direct deposit to the Employee's bank account.


8. COMPENSATION

8.1 Salary

     The Employee shall receive a monthly salary of $15,000.00 payable by direct deposit to the Employee's bank account in bi-monthly instalments on the 15th and on the 30th day of each month, subject to applicable statutory deductions (the "Base Salary"). The "Base Salary" will be adjusted to $16,500 monthly upon confirmation of all financing required for construction of the first ethanol plant. Additionally when the first ethanol plant commences production the Employee's "Base Salary" shall be increased to $20,000.00 monthly. The Employee shall also be entitled to an annual bonus up to thirty percent (30%) of his annual compensation. The amount of such bonus shall be determined by the Board of Directors having regard to its financial performance and the Employee's individual performance. The Employee shall have vested, in equal quarterly instalments over twenty-seven [27] months, ninety thousand [90,000] options for common shares at a strike price of $1.00 each. The common shares issued on the exercise of these options shall be unrestricted as permitted by law.

8.2 Stock Option Plan

     The Company will implement an incentive stock option plan for its officers, directors, employees and service providers by February 28, 2007. Upon implementation (including receipt of all necessary regulatory approval) of the Company's stock option plan, the Employee shall be entitled to participate as an executive in such plan in accordance with the terms and conditions thereof and applicable law.


9. BENEFITS

     The Employee shall be enrolled in the Company's group life, accident, sickness, medical and dental insurance plan # 069191 with ManuLife Financial effective November 1, 2006. The Employee shall be entitled to participate at no direct cost as an executive in this plan in accordance with the terms and conditions thereof.

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10. TERMINATION

     The Employee shall be considered probationary until Dec 31, 2006 thereafter
the  Employee's   employment   hereunder  may  be  terminated  in  each  of  the
circumstances in subparagraphs 10.1 to 10.3 inclusive:

10.1 Death

     The Employee's employment hereunder shall automatically terminate upon his death. For the purposes of this Agreement, in the event that the Employee's employment is terminated pursuant to this Section 10.1, all references to Employee, shall be deemed to be references to the Employee's heirs, executors, administrators or legal personal representatives, as applicable in the circumstances.

10.2 Cause

     The Company may terminate the Employee's employment hereunder for cause. The term "cause" shall include:

     (a) any material failure by the Employee to observe and perform any of his covenants and obligations hereunder, where such failure has not been cured within two (2) weeks of written notice thereof by the Company to the Employee.

     (b)  the voluntary or involuntary bankruptcy of the Employee;

     (c) fraud and dishonesty, gross negligence, unethical or immoral conduct or willful malfeasance by the Employee in connection with the performance of his duties hereunder; or

     (d) a conviction of the employee for any indictable offence by a court of final and competent jurisdiction (or the equivalent in a jurisdiction outside Canada) where such conviction materially affects the Employee's ability to continue his employment.

10.3 Without Cause

     Following the completion of the Employee's probationary period on December 31, 2006, the Company may terminate the Employee's employment hereunder at any time without cause on the issue of notice (or pay in lieu of notice) to be determined by common law. After the termination of the employment of the Employee hereunder for any reason, the Employee shall not, directly or indirectly, take any action to damage the goodwill, the business or the relationships of Northern. The Employee expressly agrees that the foregoing represents the Company's maximum termination obligations.

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11. CHANGE IN CONTROL

     In the event of a change in control of the Company, the Company shall pay the Employee two (2) months salary per year of employment and all of the Employee's outstanding options for common shares shall become immediately vested.


12. NON-SOLICITATION

     The Employee shall not during the one (1) year period following the date of the Agreement directly or indirectly: (i) solicit the trade of, or trade with, any customer of the Company serviced or solicited by the Employee in the last year of the Employee's employment for any business purpose that directly or indirectly competes with the business of Company or a subsidiary or affiliate of Company; or (ii) solicit or induce, or attempt to solicit or induce, any employee of Company to leave Company for any reason whatsoever, or assist or participate in the hiring of any employee of Company to work for another entity.


13. GENERAL

13.1 Injunctive Relief

     The Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of any provision of Sections 4 and 12 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 4 and 12 of this Agreement, subject to applicable law, and the Company will not be obligated to post bond or other security in seeking such relief.

13.2 Entire Agreement

     This Agreement constitutes the entire agreement between the parties pertaining to the employment of the Employee by the Company and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any party to enter into this Agreement or on which reliance is placed by any party, except as specifically set forth in this Agreement.

13.3 Amendment

     This Agreement may be amended or supplemented only by a written agreement signed by each party.

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13.4 Waiver of Rights

     Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

13.5 Applicable Law

     This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

13.6 Time

     Time is and shall remain of the essence of this Agreement and all of its provisions.

13.7 Notices

     Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

     (a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible Employee of the relevant party at the applicable address set forth below;

     (b)  sent by prepaid first class mail; or

     (c) sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail;

          in the case of a notice to the Employee, addressed to him at:

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               69 Cheritan Avenue
               Toronto, Ontario
               M4R 1S7

          and in the case of a notice to the Company, addressed to it at:

               Northern Ethanol, Inc.
               193 King Street East,
               Toronto, Ontario

               Attention:  CEO

               Telecopier No.: 416-214-1472

     Each notice sent in accordance with this Section shall be deemed to have been received:

     (a)  on the day it was delivered;

     (b) on the third Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

     (c) on the same day that it was sent by Electronic Transmission, or on the first Business Day thereafter if it was sent by Electronic Transmission after 5:00 p.m. local time or the day on which it was sent by Electronic Transmission was not a Business Day.

     The Employee or the Company may change the address for notice by giving notice to each other as provided in this Section.

13.8 No Third Party Benefits

     The terms and provisions of this Agreement are intended solely for the benefit of the Employee and Northern and their respective affiliates, successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

13.9 Assignment

     Neither this Agreement nor any rights or obligations hereunder shall be assignable by the Employee or the Company without the prior written consent of the other party. Subject thereto, this agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

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13.10 No Partnership or Joint Venture of Agency

     None of the parties to this Agreement are nor shall any of them be deemed to be partners or joint venturers with one another and nothing herein shall be construed so as to impose any liability as such on any of them.

13.11 Further Assurances

     Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement.


     IN WITNESS WHEREOF the parties have duly executed this agreement this 13th day of December, 2006.



SIGNED, SEALED AND DELIVERED           )
          In the presence of:          )
                                       )
                                       )   s/Richard J. Smith
                                       )   ------------------------------------
                                       )
                                       )   Northern Ethanol, Inc.
                                       )
                                       )   s/Gordon Laschinger
                                       )   -------------------------------------
                                       )   Gordon Laschinger
                                       )   Chief Executive Officer